Exhibit 99.1
F.N.B. CORPORATION REPORTS SECOND QUARTER 2008 EARNINGS AND
DECLARES THIRD QUARTER DIVIDEND
Hermitage, PA — July 21, 2008 — F.N.B. Corporation (NYSE: FNB), a diversified financial services company, today reported financial results for the second quarter of 2008. Second quarter 2008 net income was $14.5 million, or $0.17 per diluted share, compared to $16.5 million, or $0.27 per diluted share for the first quarter of 2008 and $17.6 million, or $0.29 per diluted share for the second quarter of 2007. In addition to the acquisition of Omega Financial Corporation on April 1, 2008, results for the second quarter of 2008 include $11.9 million, pre-tax, or $0.09 per diluted share, after-tax, for an additional provision for loan losses, merger-related costs, costs associated with the retirement of one of the Corporation’s executives and charges related to lower bank stock values. The Corporation’s return on average tangible equity for the second quarter of 2008 was 14.3%, its return on average equity was 6.3%, its return on average tangible assets was 0.82% and its return on average assets was 0.73%.
“We are very pleased to welcome the customers and employees from Omega Financial Corporation to the F.N.B. family,” stated Bob New, President and Chief Executive Officer of F.N.B. Corporation. “This strategic combination benefited our second quarter results by growing our loan portfolio and funding base, enhancing our capital base, expanding our net interest margin, creating more scale in our fee income businesses, and, most importantly, giving our combined customers a larger product set and footprint with which to service their financial needs. With our larger franchise and stronger capital position, organized around our new management committee, we believe we are well-positioned to continue to deliver on our investment thesis. As evidence of this confidence, the Board has reaffirmed our commitment to our strong dividend.”
Third Quarter Dividend
The Board of Directors of the Corporation declared a dividend of $0.24 per common share for the third quarter of 2008. The dividend is payable on September 15, 2008 to shareholders of record as of September 1, 2008.
Second Quarter 2008 Results
The Corporation’s loan portfolio increased in the second quarter due to a combination of the loans added in the Omega transaction and organic growth. The acquisition of Omega improved the proportion of relationship-building, higher-yielding commercial loans. Total average loans increased 27% compared to the first quarter of 2008 and 31% compared to the second quarter of 2007, with Omega contributing increases across the loan portfolios.

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While Omega added approximately $1.1 billion in loans, average loans grew organically 3.8% annualized compared to the prior quarter and 4.4% versus the same quarter in 2007. This organic growth was led by new commercial loans. The Corporation’s average earning assets increased 27% relative to the prior quarter.
Compared to the first quarter of 2008, average deposits and treasury management balances increased 31% with deposits from Omega and organic increases contributing to the growth. The acquisition of Omega improved the proportion of low-cost core deposits as a percentage of overall deposits. While Omega added approximately $1.3 billion in total deposits, on an organic basis average deposits and treasury management balances increased 8.1% annualized compared to the prior quarter and 2.3% versus the same quarter one-year ago.
Net interest income, on a fully taxable equivalent basis, increased 34% in the second quarter of 2008 compared to the prior quarter, reflecting the Corporation’s loan growth and an improved net interest margin. The expansion in the net interest margin, which widened to 3.92% from 3.73% in the prior quarter, primarily reflects the benefits from the Omega acquisition.
Growth in key fee revenue lines helped total non-interest income for the second quarter of 2008 increase 24% from the prior quarter and 35% from the second quarter of 2007. Non-interest income for the second quarter of 2008 includes $0.9 million of charges on three equity investments consisting of $0.5 million for other-than-temporary impairment on two bank stock investments and $0.4 million related to an investment in a limited partnership that invests in bank stocks (recorded in other non-interest income). Non-interest income represented 29% of net revenue for the second quarter of 2008.
Non-interest expense increased 40% compared to the prior quarter and 48% versus the second quarter of 2007. Total expense for the second quarter of 2008 includes approximately $3.6 million in merger-related costs. During June, the Corporation began realizing the cost synergies associated with redundancies from the strategic combination of the Corporation and Omega. The second quarter also includes $1.1 million in costs associated with an executive retirement. The Corporation’s efficiency ratio was 64.3% for the second quarter of 2008 compared to 59.8% in the prior quarter and 58.3% in same quarter one year ago. The merger-related costs and retirement costs increased the efficiency ratio by 500 basis points in the second quarter.
“Our late-May conversion of Omega’s systems was successfully accomplished with the sensitivity for customers and employees for which F.N.B. has come to be known. We look forward to servicing these new markets and realizing additional synergies in the second half of 2008,” noted Mr. New.
The $11.0 million loan loss provision for the second quarter of 2008 includes an additional provision of $6.4 million, which is comprised of $5.4 million related to the Corporation’s

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Florida portfolio and $1.0 million related to loans acquired in the Omega transaction. The provision for Omega relates to aligning the former Omega reserve methodology with that of the Corporation. At June 30, 2008, the allowance for loan losses was a solid 1.28% of total loans, representing an 8 basis point increase from March 31, 2008. The allowance represents 1.2 times total non-performing loans.
States Mr. New, “This quarter we increased our provision in recognition of the prolonged difficulty in the Florida economy. It is important to note that our Florida loan portfolio represents approximately 5% of our total loan portfolio. Our Pennsylvania loan portfolio is performing very well, and as a company, our overall asset quality is good.”
Asset quality conditions in the Corporation’s Pennsylvania and Ohio markets continue to be stable, while the economic environment in Florida continues to be weak. Non-performing assets increased $29 million compared to March 31, 2008, solely due to two Florida non-performing assets totaling $15.5 million and the addition of $13.2 million in non-performing assets from the Omega acquisition. As a result, the ratio of non-performing assets to total loans and other real estate owned was 127 basis points at June 30, 2008, compared to 95 basis points at March 31, 2008 and 68 basis points at June 30, 2007.
In terms of actual losses, the Corporation’s net charge-off ratio remains at a manageable level. Annualized net loan charge-offs for the second quarter of 2008 were 30 basis points of average loans, representing a 3 basis point increase from 27 basis points in the first quarter of 2008 and a 6 basis point increase over a historically low ratio for the second quarter of 2007.
Capital Position
The Corporation’s capital ratios continue to exceed federal bank regulatory agency “well capitalized” thresholds. The capital position of the Corporation improved in the second quarter of 2008 as a result of the Omega transaction. Shareholders’ equity at June 30, 2008, was $919.5 million, or $10.69 per common share, representing an increase from $543.6 million, or $8.97 per common share, at March 31, 2008. Tangible book value was $4.58 per common share. The Corporation’s leverage and tangible capital ratios were 8.17% and 5.21%, respectively, at June 30, 2008, representing increases from 7.51% and 4.80%, respectively, at March 31, 2008.
Six Month Results
For the six months ended June 30, 2008, the Corporation posted net income of $31.0 million, compared to $35.0 million for the same period of 2007. On a per share basis, year-to-date earnings were $0.42 per diluted share, compared to $0.58 per diluted share for the first half of 2007. The Corporation’s return on tangible equity for the six months ended June 30, 2008,

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was 18.3%, its return on equity was 8.4%, its return on tangible assets was 0.98% and its return on assets was 0.88%.
Net interest income, on a fully taxable equivalent basis, for the six months ended June 30, 2008 was 19% higher than the same period of last year, reflecting growth in average loans of 18% and growth in average deposits and treasury management balances of 16%. Additionally, the Corporation’s net interest margin for the six months ended June 30, 2008 increased 10 basis points to 3.83%, when compared to the six months ended June 30, 2007.
Non-interest income for the six months ended June 30, 2008 increased 20% to $49.6 million from $41.3 million during the same period of 2007. Non-interest income was 29.7% of net revenue for the six months ended June 30, 2008.
Non-interest expense for the six months ended June 30, 2008 was $106.4 million, a 27% increase compared to $83.7 million for the same period of 2007. The efficiency ratio was 62.3% for the six months ended June 30, 2008 versus 58.3% for the six months ended June 30, 2007, reflecting the negative impact of merger-related and executive retirement costs in the second quarter of 2008.
Conference Call
Management will host a quarterly conference call to discuss results for the second quarter of 2008, tomorrow, Tuesday, July 22, 2008, at 8:30 AM Eastern Daylight Time. Hosting the call will be Bob New, President and Chief Executive Officer, and Brian F. Lilly, Chief Financial Officer.
The call can be accessed via the telephone by dialing (888) 218-8184 or (913) 312-0411 for international callers; the confirmation number is 5554934.
A replay of the call will be available from 11:30 AM Eastern Daylight Time on the day of the call until midnight Eastern Daylight Time on Tuesday, August 5, 2008. The replay can be accessed by dialing (888) 203-1112 or (719) 457-0820 for international callers; the confirmation number is 5554934. A transcript of the call will be posted to the “Shareholder and Investor Relations” section of F.N.B. Corporation’s Web site at www.fnbcorporation.com.
About F.N.B. Corporation
F.N.B. Corporation, headquartered in Hermitage, PA, is a diversified financial services company with total assets of $8.1 billion at June 30, 2008. F.N.B. Corporation is a leading provider of commercial and retail banking, leasing, wealth management, insurance, merchant banking and consumer finance services in Pennsylvania and Ohio, where it owns and operates First National Bank of Pennsylvania, First National Trust Company, First National Investment Services Company, LLC, F.N.B. Investment Advisors, Inc., First National

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Insurance Agency, LLC, F.N.B. Capital Corporation, LLC, Regency Finance Company and Bank Capital Services. It also operates consumer finance offices in Tennessee and loan production offices in Pennsylvania, Ohio, Tennessee and Florida.
Mergent Inc., a leading provider of business and financial information about publicly traded companies, has recognized F.N.B. Corporation as a Dividend Achiever. This annual recognition is based on F.N.B. Corporation’s outstanding record of increased dividend performance. F.N.B. Corporation has consistently increased dividend payments for 35 consecutive years.
The common stock of F.N.B. Corporation trades on the New York Stock Exchange under the symbol “FNB”. Investor information is available on F.N.B. Corporation’s Web site at www.fnbcorporation.com.
ADDITIONAL INFORMATION ABOUT THE MERGER
F.N.B. Corporation and Iron and Glass Bancorp, Inc. have filed a definitive proxy statement/prospectus and other relevant documents with the SEC in connection with the merger.
SHAREHOLDERS OF IRON AND GLASS BANCORP, INC. ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.
The proxy statement/prospectus and other relevant materials and any other documents filed by F.N.B. Corporation with the SEC may be obtained free of charge at the SEC’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by F.N.B. Corporation by contacting James Orie, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317, and by Iron and Glass Bancorp, Inc. by contacting Mike Hagan, CEO, Iron and Glass Bancorp, Inc, 1114 East Carson Street, Pittsburgh, PA 15203-1187, telephone: (412) 488-5200.
Iron and Glass Bancorp, Inc. and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning such participants’ ownership of Iron and Glass Bancorp, Inc. common stock will be set forth in the proxy statement/prospectus relating to the merger. This communication does not constitute an offer of any securities for sale.
Forward-looking Statements
This press release of F.N.B. Corporation and the reports F.N.B. Corporation files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of F.N.B. Corporation. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause F.N.B. Corporation’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which F.N.B. Corporation is engaged; (6) technological issues which may adversely affect F.N.B. Corporation’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements F.N.B. Corporation files with the Securities and Exchange Commission. F.N.B. Corporation undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.
# # #
Analyst/Institutional Investor Contact:
Bartley Parker, CFA 203-682-8250
bartley.parker@icrinc.com
Media Contact:
Jennifer Reel 724-983-4856
724-699-6389 (cell)

F.N.B. Corporation Page 6 of 6

DATA SHEETS FOLLOW

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	2008		2007	Percent Variance
	Second	First	Second	2nd Qtr 2008 -	2nd Qtr 2008 -
	Quarter	Quarter	Quarter	1st Qtr 2008	2nd Qtr 2007
Statement of earnings
Interest income	$105,297	$88,525	$91,620	18.9	14.9
Interest expense	39,740	39,560	43,271	0.5	-8.2

Net interest income	65,557	48,965	48,349	33.9	35.6
Taxable equivalent adjustment	1,608	1,263	1,170	27.4	37.5

Net interest income (FTE)	67,165	50,228	49,519	33.7	35.6
Provision for loan losses	10,976	3,583	1,838	206.3	497.2

Net interest income after provision (FTE)	56,189	46,645	47,681	20.5	17.8

Service charges	14,860	10,186	10,212	45.9	45.5
Insurance commissions and fees	4,183	3,922	3,230	6.7	29.5
Securities commissions and fees	2,098	1,520	1,650	38.0	27.2
Trust income	3,575	2,224	2,118	60.7	68.8
Gain (loss) on sale of securities	(415)	744	304	-155.8	-236.5
Gain on sale of loans	530	451	359	17.5	47.6
Other	2,625	3,121	2,502	-15.9	4.9

Total non-interest income	27,456	22,168	20,375	23.9	34.8

Salaries and employee benefits	32,320	25,256	21,475	28.0	50.5
Occupancy and equipment	9,128	6,931	6,964	31.7	31.1
Amortization of intangibles	1,219	1,073	1,103	13.6	10.6
Other	19,347	11,103	12,280	74.2	57.6

Total non-interest expense	62,014	44,363	41,822	39.8	48.3

Income before income taxes	21,631	24,450	26,234	-11.5	-17.5
Taxable equivalent adjustment	1,608	1,263	1,170	27.4	37.5
Income taxes	5,518	6,696	7,442	-17.6	-25.9

Net income	$14,505	$16,491	$17,622	-12.0	-17.7

Earnings per share
Basic	$0.17	$0.27	$0.29	-37.0	-41.4
Diluted	$0.17	$0.27	$0.29	-37.0	-41.4

Performance ratios
Return on average equity	6.26%	12.14%	13.11%
Return on tangible equity (1)	14.34%	24.24%	26.81%
Return on average assets	0.73%	1.09%	1.17%
Return on tangible assets (2)	0.82%	1.18%	1.28%
Net interest margin (FTE)	3.92%	3.73%	3.73%
Yield on earning assets (FTE)	6.24%	6.66%	6.98%
Cost of funds	2.61%	3.25%	3.63%
Efficiency ratio (FTE) (3)	64.25%	59.79%	58.26%

Common stock data
Average basic shares outstanding	85,632,970	60,219,800	60,127,296	42.2	42.4
Average diluted shares outstanding	86,053,694	60,592,172	60,621,233	42.0	42.0
Ending shares outstanding	86,025,842	60,613,702	60,396,209	41.9	42.4
Book value per common share	$10.69	$8.97	$8.92	19.2	19.8
Tangible book value per common share	$4.58	$4.67	$4.55	-1.9	0.6
Dividend payout ratio	142.62%	88.44%	80.53%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	For the Six Months
	Ended June 30,
			Percent
	2008	2007	Variance
Statement of earnings
Interest income	$193,822	$182,107	6.4
Interest expense	79,300	85,838	-7.6

Net interest income	114,522	96,269	19.0
Taxable equivalent adjustment	2,871	2,287	25.5

Net interest income (FTE)	117,393	98,556	19.1
Provision for loan losses	14,559	3,685	295.0

Net interest income after provision (FTE)	102,834	94,871	8.4

Service charges	25,046	19,830	26.3
Insurance commissions and fees	8,105	7,649	6.0
Securities commissions and fees	3,618	2,926	23.6
Trust income	5,799	4,280	35.5
Gain (loss) on sale of securities	329	1,044	-68.5
Gain on sale of loans	981	726	35.2
Other	5,746	4,836	18.8

Total non-interest income	49,624	41,291	20.2

Salaries and employee benefits	57,576	43,741	31.6
Occupancy and equipment	16,059	14,129	13.7
Amortization of intangibles	2,292	2,206	3.9
Other	30,450	23,642	28.8

Total non-interest expense	106,377	83,718	27.1

Income before income taxes	46,081	52,444	-12.1
Taxable equivalent adjustment	2,871	2,287	25.5
Income taxes	12,214	15,165	-19.5

Net income	$30,996	$34,992	-11.4

Earnings per share
Basic	$0.43	$0.58	-25.9
Diluted	$0.42	$0.58	-27.6

Performance ratios
Return on average equity	8.43%	13.09%
Return on tangible equity (1)	18.30%	26.80%
Return on average assets	0.88%	1.17%
Return on tangible assets (2)	0.98%	1.28%
Net interest margin (FTE)	3.83%	3.73%
Yield on earning assets (FTE)	6.42%	6.98%
Cost of funds	2.90%	3.62%
Efficiency ratio (FTE) (3)	62.32%	58.29%

Common stock data
Average basic shares outstanding	72,926,385	60,116,221	21.3
Average diluted shares outstanding	73,322,628	60,627,117	20.9
Ending shares outstanding	86,025,842	60,396,209	42.4
Book value per common share	$10.69	$8.92	19.8
Tangible book value per common share	$4.58	$4.55	0.6
Dividend payout ratio	113.79%	81.11%
(1)	Return on tangible equity is calculated by dividing net income less amortization of intangibles by average equity less average intangibles.

(2)	Return on tangible assets is calculated by dividing net income less amortization of intangibles by average assets less average intangibles.

(3)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income.

(4)	Treasury management accounts are included in short-term borrowings on the balance sheet.

(5)	Certain prior period amounts have been reclassified to conform to the current period presentation.

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2008		2007	Percent Variance
	Second	First	Second	2nd Qtr 2008 -	2nd Qtr 2008 -
	Quarter	Quarter	Quarter	1st Qtr 2008	2nd Qtr 2007
Average balances
Total assets	$7,989,171	$6,104,160	$6,024,994	30.9	32.6
Earning assets	6,884,173	5,417,023	5,324,617	27.1	29.3
Securities	1,238,662	1,007,583	1,030,730	22.9	20.2
Loans, net of unearned income	5,594,922	4,407,703	4,258,872	26.9	31.4
Allowance for loan losses	68,308	53,330	52,138	28.1	31.0
Goodwill and intangibles	503,598	260,996	264,619	93.0	90.3

Deposits and treasury management accounts (4)	6,121,908	4,684,241	4,673,108	30.7	31.0
Other short-term borrowings	127,630	171,081	119,320	-25.4	7.0
Long-term debt	520,579	476,916	470,215	9.2	10.7
Trust preferred securities	205,806	151,031	151,031	36.3	36.3
Shareholders’ equity	932,530	546,198	539,004	70.7	73.0

Asset quality data
Non-accrual loans	$58,215	$29,949	$20,590	94.4	182.7
Restructured loans	3,631	3,628	3,367	0.1	7.8

Non-performing loans	61,846	33,577	23,957	84.2	158.2
Other real estate owned (OREO)	9,291	8,538	5,395	8.8	72.2

Non-performing assets	$71,137	$42,115	$29,352	68.9	142.4

Net loan charge-offs	$4,132	$2,993	$2,571	38.1	60.7
Allowance for loan losses	71,483	53,396	51,252	33.9	39.5

Non-performing loans / total loans	1.10%	0.76%	0.56%
Non-performing assets / total loans + OREO	1.27%	0.95%	0.68%
Allowance for loan losses / total loans	1.28%	1.20%	1.19%
Allowance for loan losses / non-performing loans	115.58%	159.03%	213.93%
Net loan charge-offs (annualized) / average loans	0.30%	0.27%	0.24%

Balances at period end
Total assets	$8,095,880	$6,164,590	$6,061,249	31.3	33.6
Earning assets	6,916,433	5,465,223	5,336,857	26.6	29.6
Securities	1,274,424	1,014,882	1,034,990	25.6	23.1
Loans, net of unearned income	5,606,409	4,440,037	4,292,314	26.3	30.6
Goodwill and intangibles	525,397	260,484	263,765	101.7	99.2

Deposits and treasury management accounts (4)	6,251,439	4,728,898	4,711,787	32.2	32.7
Other short-term borrowings	137,970	173,346	157,540	-20.4	-12.4
Long-term debt	505,244	496,445	439,444	1.8	15.0
Trust preferred securities	205,724	151,031	151,031	36.2	36.2
Shareholders’ equity	919,458	543,622	538,743	69.1	70.7

Capital ratios
Equity/assets (period end)	11.36%	8.82%	8.89%
Leverage ratio	8.17%	7.51%	7.43%
Tangible equity/tangible assets (period end)	5.21%	4.80%	4.74%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
			Percent
	2008	2007	Variance
Average balances
Total assets	$7,046,665	$6,015,997	17.1
Earning assets	6,150,598	5,314,578	15.7
Securities	1,123,122	1,036,991	8.3
Loans, net of unearned income	5,001,312	4,256,978	17.5
Allowance for loan losses	60,819	52,496	15.9
Goodwill and intangibles	382,297	265,111	44.2

Deposits and treasury management accounts (4)	5,403,074	4,640,677	16.4
Other short-term borrowings	149,356	129,055	15.7
Long-term debt	498,747	484,005	3.0
Trust preferred securities	178,418	151,031	18.1
Shareholders’ equity	739,364	539,197	37.1

Asset quality data
Non-accrual loans	$58,215	$20,590	182.7
Restructured loans	3,631	3,367	7.8

Non-performing loans	61,846	23,957	158.2
Other real estate owned (OREO)	9,291	5,395	72.2

Non-performing assets	$71,137	$29,352	142.4

Net loan charge-offs	$7,125	$5,030	41.7
Allowance for loan losses	71,483	51,252	39.5

Non-performing loans / total loans	1.10%	0.56%
Non-performing assets / total loans + OREO	1.27%	0.68%
Allowance for loan losses / total loans	1.28%	1.19%
Allowance for loan losses / non-performing loans	115.58%	213.93%
Net loan charge-offs (annualized) / average loans	0.29%	0.24%

Balances at period end
Total assets	$8,095,880	$6,061,249	33.6
Earning assets	6,916,433	5,336,857	29.6
Securities	1,274,424	1,034,990	23.1
Loans, net of unearned income	5,606,409	4,292,314	30.6
Goodwill and intangibles	525,397	263,765	99.2

Deposits and treasury management accounts (4)	6,251,439	4,711,787	32.7
Other short-term borrowings	137,970	157,540	-12.4
Long-term debt	505,244	439,444	15.0
Trust preferred securities	205,724	151,031	36.2
Shareholders’ equity	919,458	538,743	70.7

Capital ratios
Equity/assets (period end)	11.36%	8.89%
Leverage ratio	8.17%	7.43%
Tangible equity/tangible assets (period end)	5.21%	4.74%

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	2008		2007	Percent Variance
	Second	First	Second	2nd Qtr 2008 -	2nd Qtr 2008 -
	Quarter	Quarter	Quarter	1st Qtr 2008	2nd Qtr 2007
Average balances
Loans:
Commercial	$3,040,881	$2,299,366	$2,149,269	32.2	41.5
Direct installment	1,100,593	933,092	919,507	18.0	19.7
Consumer LOC	299,710	251,846	249,589	19.0	20.1
Residential mortgages	651,728	470,173	486,431	38.6	34.0
Indirect installment	449,565	427,518	434,553	5.2	3.5
Other	52,445	25,708	19,523	104.0	168.6

Total loans	$5,594,922	$4,407,703	$4,258,872	26.9	31.4

Deposits:
Non-interest bearing deposits	$870,592	$602,527	$644,980	44.5	35.0
Savings and NOW	2,660,157	2,046,236	2,023,477	30.0	31.5
Certificates of deposit and other time deposits	2,223,657	1,741,920	1,751,875	27.7	26.9

Total deposits	5,754,406	4,390,683	4,420,332	31.1	30.2
Treasury management accounts (4)	367,502	293,558	252,776	25.2	45.4

Total deposits and treasury management accounts (4)	$6,121,908	$4,684,241	$4,673,108	30.7	31.0

Balances at period end
Loans:
Commercial	$3,034,558	$2,338,110	$2,180,535	29.8	39.2
Direct installment	1,102,654	928,513	938,683	18.8	17.5
Consumer LOC	307,881	254,663	247,470	20.9	24.4
Residential mortgages	638,972	458,406	473,766	39.4	34.9
Indirect installment	464,825	429,140	436,533	8.3	6.5
Other	57,519	31,205	15,327	84.3	275.3

Total loans	$5,606,409	$4,440,037	$4,292,314	26.3	30.6

Deposits:
Non-interest bearing deposits	$901,120	$634,831	$667,646	41.9	35.0
Savings and NOW	2,780,685	2,058,147	2,056,484	35.1	35.2
Certificates of deposit and other time deposits	2,196,859	1,743,676	1,730,438	26.0	27.0

Total deposits	5,878,664	4,436,654	4,454,568	32.5	32.0
Treasury management accounts (4)	372,775	292,244	257,219	27.6	44.9

Total deposits and treasury management accounts (4)	$6,251,439	$4,728,898	$4,711,787	32.2	32.7

F.N.B. CORPORATION
(Unaudited)
(Dollars in thousands)

	For the Six Months
	Ended June 30,
			Percent
	2008	2007	Variance
Average balances
Loans:
Commercial	$2,670,123	$2,138,823	24.8
Direct installment	1,016,842	918,108	10.8
Consumer LOC	275,778	251,170	9.8
Residential mortgages	560,951	487,857	15.0
Indirect installment	438,541	441,855	-0.8
Other	39,077	19,165	103.9

Total loans	$5,001,312	$4,256,978	17.5

Deposits:
Non-interest bearing deposits	$736,559	$633,577	16.3
Savings and NOW	2,353,196	1,994,712	18.0
Certificates of deposit and other time deposits	1,982,789	1,757,222	12.8

Total deposits	5,072,544	4,385,512	15.7
Treasury management accounts (4)	330,530	255,166	29.5

Total deposits and treasury management accounts (4)	$5,403,074	$4,640,677	16.4

Balances at period end
Loans:
Commercial	$3,034,558	$2,180,535	39.2
Direct installment	1,102,654	938,683	17.5
Consumer LOC	307,881	247,470	24.4
Residential mortgages	638,972	473,766	34.9
Indirect installment	464,825	436,533	6.5
Other	57,519	15,327	275.3

Total loans	$5,606,409	$4,292,315	30.6

Deposits:
Non-interest bearing deposits	$901,120	$667,646	35.0
Savings and NOW	2,780,685	2,056,484	35.2
Certificates of deposit and other time deposits	2,196,859	1,730,438	27.0

Total deposits	5,878,665	4,454,568	32.0
Treasury management accounts (4)	372,775	257,219	44.9

Total deposits and treasury management accounts (4)	$6,251,440	$4,711,787	32.7